Exhibit 10.04
NSI SOFTWARE, INC.
NON-QUALIFIED STOCK OPTION AGREEMENT
Name:
Date of Grant:
Option No.:

     We are pleased to notify you that in accordance with the terms of the Non-Executive Director Stock Option Plan (the “Plan”) of NSI Software, Inc. (the “Company”) a stock option to purchase                                  shares of the Common Stock $.001 par value per share of the Company at a price of                      per share has this ___ day of                      been granted to you under the Plan. This option may be exercised only upon the terms and conditions set forth below. The following is a summary of the Plan and is subject to all of the terms and conditions of the Plan.
     1. Purpose of Option
          The purpose of the Plan under which this stock option has been granted is to enable the Company to attract and retain the services of qualified independent person to serve on the Company’s Board of Directors by affording such person the opportunity to acquire a proprietary interest in the Company.
     2. Acceptance of Option Agreement
          Your acceptance of this stock option agreement will indicate your acceptance of and your willingness to be bound by its terms; it imposes no obligation upon you to purchase any of the shares subject to the option. Your obligation to purchase shares can arise only upon your exercise of the option in the manner set forth in paragraph 4 hereof.
     3. When Option May Be Exercised
          Except as otherwise provided herein, this option shall be exercisable at any time prior to the Expiration Date, as hereafter defined. This option may not be exercised for less than ten shares at any one time (or the remaining shares then purchasable if less than ten) and expires                      (the “Expiration Date”) whether or not it has been duly exercised, unless sooner terminated as provided in paragraphs 5, 6 and 7 hereof.
     4. How Option May Be Exercised
          This option is exercisable by a written notice signed by you and delivered to the Company at its executive offices, signifying your election to exercise the option. The notice must state the number of shares of Common Stock as to which your option is being exercised, must contain a statement by you (in a form acceptable to the Company) that such shares are being acquired by you for investment and not with a view to their distribution or resale (unless a Registration Statement covering the shares purchasable has been declared effective by the Securities and Exchange Commission) and must be accompanied by cash or certified check to the order of the Company for the full purchase price of the shares being purchased. Payment shall be in cash, or by certified or bank cashier’s check payable to the order of the Company, free from all collection charges; provided, however, that payment may be made in shares of Stock owned by the Optionee for at least six months prior to the date of exercise, having a market value on the date of exercise equal to the aggregate purchase price, or in a combination of cash and Stock. For these purposes, the market value per share of Stock shall be: (i) if the Common Stock is traded on a national securities exchange or on the NASDAQ National Market System (“NMS”), the per share closing price of the Common Stock on the principal securities exchange on which they are listed or on NMS, as the case may be, on the date of exercise (or if there is no closing price for such date of exercise, then the last preceding business day on which there was a closing price); or (ii) if the Common Stock is traded in the over-the-counter market and quotations are published on the NASDAQ quotation system (but not on NMS), the closing bid price of the Common Stock on the date of exercise as reported by NASDAQ (or if there are no closing bid prices for such date of exercise, then the last preceding business day on which there was a closing bid price); or (iii) if the Common Stock is traded in the over-the-counter market but bid quotations are not published on NASDAQ, the closing bid price per share for the Common Stock as furnished by a broker-dealer which regularly furnishes price quotations for the Common Stock.
          If notice of the exercise of this option is given by the person or persons other than you, the Company may require, as a condition to the exercise of this option, the submission to the Company of appropriate proof of the right of such person or person to exercise this option.
          Certificate for shares of the Common Stock so purchased will be issued as soon as practicable. The Company, however, shall not be required to issue or deliver a certificate for any shares until it has complied with all requirements of the Securities Act of 1933, the Securities Exchange Act of 1934, any stock exchange on which the Company’s common Stock may then be listed and all applicable state laws in connection with the issuance or sale of such shares or the listing of such shares on said exchange. Until the issuance of the certificate for such shares, you or such other person as may be entitled to exercise this option, shall have none of the rights of a stockholder with respect to shares subject to this option.
     5. Termination of Directorship
          If your service as a member of the Board of Directors of the Company is terminated for any reason other than by death, disability or retirement, this option shall lapse and expire the earlier of seven months from the date such termination or the Expiration Date.

     6. Disability
          If your service as a member of the Board of Directors of the Company is terminated by reason of your permanent disability you may exercise this option within one year from the date of such termination, provided, that such exercise occurs prior to the Expiration Date.
     7. Death
          If you die while serving as a member of the Board of Directors of the Company, any option which was exercisable by you at the date of your death may be exercised by your legatee or legatees under your Will, or by your personal representatives or distributees, within one year from the date of your death, but in no event after the Expiration Date.
     8. Non-Transferability of Option
          This option shall not be transferable except by Will or the laws of descent and distribution, and may be exercised during your lifetime only by you.
     9. Adjustments Upon Changes in Capitalization
          If at any time after the date of grant of this option, the Company shall, by stock dividend, split-up, combination, reclassification or exchange, or through merger or consolidation, or otherwise, change its shares of Common Stock into a different number or kind or class of shares or other securities or property, then the number of shares covered by this option and the price of each such share shall be proportionately adjusted for any such change by the Board of Directors whose determination shall be conclusive. Any fraction of a share resulting from any adjustment shall be eliminated and the price per share of the remaining shares subject to this option adjusted accordingly.
     10. Subject to Terms of the Plan
          This stock option agreement shall be subject in all respects to the terms and conditions of the Plan and in the event of any question or controversy relating to the terms of the Plan, the decision of the Board of Directors shall be conclusive.
Remainder of page intentionally left blank.

     11. Tax Status
          This option is not intended to qualify for “incentive stock option” treatment under the provisions of Section 422A of the Internal Revenue Code of 1954, as amended. You are urged to consult with your individual tax advisor prior to exercising this option.

Sincerely yours, NSI SOFTWARE, INC.
By:

OPTION EXERCISE FORM

TO:	NSI Software, Inc.
2 Hudson Place, Suite 700
Hoboken, NJ 07030
     The undersigned holder hereby irrevocably elects to exercise the right to purchase shares of Common Stock covered by this Option Agreement according to the conditions hereof and herewith makes full payment of the Exercise Price of such shares.
     Kindly deliver to the undersigned a certificate representing the Shares.
INSTRUCTIONS FOR DELIVERY

Name:

(please typewrite or print in block letters)

Address:

Dated:

Signature

STATE OF	)

COUNTY OF	)	ss.

     On this___ day of ___, ___ before me personally came                      to me known and known to me to be the individual described in and who executed the foregoing instrument and (s)he acknowledged to me that (s)he executed the same.

Notary Public